UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2016

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 11, 2016, Heat Biologics, Inc. (the “Company”) entered into an amendment to its Employment Agreement with Jeffrey Wolf dated December 18, 2009, as amended on January 20, 2014 (the “Wolf Amendment”). Pursuant to the Wolf Amendment, Mr. Wolf’s annual base salary was increased from $395,000 to $405,000 and the terms of his bonus were amended to state that his annual cash target bonus, which is up to approximately 50% of his base salary, as well as any annual equity bonus, may be increased and/or awarded at the discretion of the Company’s Board of Directors (the “Board”).  Mr. Wolf serves as the Company’s Chairman, Chief Executive Officer and President.

On January 11, 2016, the Company entered into an amendment to its Employment Agreement with Melissa Price, Ph.D. dated October 1, 2013 as amended on January 20, 2014, January 12, 2015 and July 23, 2015 (the “Price Amendment”) to increase Dr. Price’s annual base salary from $250,000 to $265,000 and to amend the terms of her annual bonus such that her annual cash target bonus, which was increased to up to approximately 30% of her base salary, as well as any annual equity bonus, may be increased and/or awarded at the discretion of the Board. Dr. Price serves as the Company’s Vice President of Product Development.

On January 11, 2016, the Company entered into an amendment to its Employment Agreement with Anil Goyal, Ph.D. dated December 16, 2013, as amended on January 12, 2015 (the “Goyal Amendment”) to amend the terms of his annual cash target bonus, which was increased to up to approximately 30% of his base salary, as well as any annual equity bonus, may be increased and/or awarded at the discretion of the Board.  Dr. Goyal serves as the Company’s Vice President of Business Development.

On January 11, 2016, the Company entered into an amendment to its Employment Agreement with Taylor Schreiber, M.D., Ph.D. dated March 3, 2014, as amended on January 12, 2015 and July 23, 2015 (the “Schreiber Amendment”) to amend the terms of his annual cash target bonus, which was increased to up to approximately 35% of his base salary, as well as any equity bonus, may be increased and/or awarded at the discretion of the Board. Dr. Schreiber serves as the Company’s Chief Scientific Officer.

On January 11, 2016, the Company entered into an amendment to its Employment Agreement with Timothy Creech dated November 30, 2015 (the “Creech Amendment”) to amend the terms of his annual cash target bonus, which is up to approximately 35% of his base salary, as well as any annual equity bonus award, may be increased and/or awarded at the discretion of the Board.  Mr. Creech serves as the Company’s Chief Financial Officer.

This summary description does not purport to be complete and is subject to, and qualified in its entirety by reference to the, Wolf Amendment, the Price Amendment, the Goyal Amendment, the Schreiber Amendment and the Creech Amendment, which are attached as Exhibits 10.1,10.2, 10.3, 10.4 and 10.5, respectively, to this Form 8-K and are incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of the Wolf Amendment, the Price Amendment, the Goyal Amendment, the Schreiber Amendment and the Creech Amendment.  The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

On January 11, 2016, the Board adopted the following compensation to be paid to the non-executive members of the Board and its Committees: (i) annual cash retainer of $35,000; (ii) annual equity award comprised of a number of options that have a value equal to $45,000 based upon the Black Scholes value of the Company’s common stock (the “Common Stock”)(which equaled a grant on January 11, 2016 of options to purchase 23,810 shares of Common Stock), which options shall be exercisable for a period of ten years and shall vest on the one year anniversary of the date of grant; (iii) Audit Committee member annual retainer of $8,000; (iv) Compensation Committee member annual retainer of $5,000; (v) Nominating and Governance Committee member annual retainer of $5,000; (vi) Audit Committee chairperson annual retainer of $12,500; (vii) Compensation Committee chairperson annual retainer of $8,500; and (viii) Nominating and Governance Committee chairperson retainer of $7,000.

The Company’s Compensation Committee conducted an evaluation of the compensation of certain members of the Company’s management and the Board.  In order to aid its decision-making, the Compensation Committee considered the compensation practices and the competitive market for executives and directors at companies with which the Company competes for personnel and an independent compensation advisor was retained to conduct a study of the Company’s peer group compensation.  The decision to amend the employment agreements was substantially based on the Compensation Committee’s review of competitive market information, including the study conducted by the compensation advisor.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 11, 2016, the Board amended and restated the Company’s Bylaws, effective immediately (the “Bylaws”). The Bylaws include the following amendments:

–Section 2.2 has been amended to clarify that the Board may postpone, reschedule or cancel any annual meeting of stockholders that was previously scheduled by the Board.

–Section 2.3 has been amended to remove the ability of any party other than the Board to call a special meeting of stockholders and that the Board may postpone, reschedule or cancel any special meeting of stockholders that was previously scheduled by the Board.

–Section 2.8 has been amended to provide that stockholders are no longer permitted at a stockholder meeting to designate a chairperson for the meeting and that the chairperson of any meeting of stockholders has the authority to convene, recess and/or adjourn the meeting and to determine whether business has properly been brought before the meeting.

–The Voting Agreement referenced in Section 2.10 (as well as in other sections of the Bylaws) is no longer in effect. As a result, Section 2.10 (and certain other sections of the Bylaws) has been amended to remove references to the Voting Agreement.

–Section 2.11 has been amended to mirror the provisions under the General Corporation Law of the State of Delaware (the “DGCL”) applicable to fixing a record date for stockholder meetings and other actions (other than action by written consent).  Record date procedures for action by written consent have been moved to new Section 2.13.

–Section 2.13 has been amended to require stockholders seeking to act by written consent in lieu of a meeting to request that the Board fix a record date for determining stockholders entitled to act by written consent and provide a procedure for ministerial review of the consents or related revocations received by the Company.  These amendments provide that no action by written consent of the stockholders shall be effective until the inspectors have completed their review and certified that sufficient consents have been delivered to take the proposed action.

–Section 2.14 was added to regulate proposals of business and nominations for election of directors by stockholders.  In general, Section 2.14 requires stockholders intending to submit proposals or nominations at a stockholders meeting to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business or nomination as well as information regarding the proposed business or nominee.  Section 2.13 provides a time period during which business or nominations must be provided to the Company that will create a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

–Section 3.5 has been amended to provide that only the Board (and not the stockholders) may fill vacancies and newly created directorships.

–Section 4.7 has been amended to provide that a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present (rather than a majority of the directors then in office) shall be the act of the Board.

–Section 8.10 has been added to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum in which certain types of litigation can be brought against the Company.  Section 8.10 addresses four areas of stockholder litigation related to the internal affairs of the Company: derivative actions, actions asserting breaches of fiduciary duty, actions asserting claims relating to any provision of the DGCL and actions asserting claims governed by the internal affairs doctrine.

The Bylaws also include certain technical, conforming, modernizing and clarifying changes. The foregoing description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Heat Biologics, Inc. adopted on January 11, 2016
10.1	Amendment to Employment Agreement between the Company and Jeffrey Wolf dated January 11, 2016
10.2	Amendment to Employment Agreement between the Company and Melissa Price, Ph.D. dated January 11, 2016
10.3	Amendment to Employment Agreement between the Company and Anil Goyal, Ph.D. dated January 11, 2016
10.4	Amendment to Employment Agreement between the Company and Taylor Schreiber, M.D., Ph.D. dated January 11, 2016
10.5	Amendment to Employment Agreement between the Company and Timothy Creech dated January 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2016	HEAT BIOLOGICS, INC.
(Registrant)

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Heat Biologics, Inc. adopted on January 11, 2016
10.1	Amendment to Employment Agreement between the Company and Jeffrey Wolf dated January 11, 2016
10.2	Amendment to Employment Agreement between the Company and Melissa Price, Ph.D. dated January 11, 2016
10.3	Amendment to Employment Agreement between the Company and Anil Goyal, Ph.D. dated January 11, 2016
10.4	Amendment to Employment Agreement between the Company and Taylor Schreiber, M.D., Ph.D. dated January 11, 2016
10.5	Amendment to Employment Agreement between the Company and Timothy Creech dated January 11, 2016